Exhibit 99.1

GeneDx Names Mark Gardner President to Lead Its Next Phase of Scale and Growth
Former Quest Diagnostics leader joins to fuel operational and commercial execution

GAITHERSBURG, Md., June 16, 2026 — GeneDx Holdings Corp. (Nasdaq: WGS), the leader in rare disease diagnosis and improving health through the power of genomic data, today announced the appointment of Mark Gardner as President, effective June 15, 2026.
Reporting to Katherine Stueland, Chief Executive Officer, Gardner will lead GeneDx’s commercial and operations teams, with a focus on strengthening execution, scaling efficiently and expanding the company’s leadership in genomic medicine.
“GeneDx has built a powerful foundation and is entering a stage where execution at scale matters more than ever,” said Stueland. “Mark brings nearly three decades of experience leading diagnostics, genomics, life sciences and healthcare technology businesses, including at some of the most complex commercial organizations in our industry. His leadership will be immediately valuable as we sharpen our commercial and operational focus.”
Gardner most recently served as Senior Vice President of Molecular Genomics and Oncology at Quest Diagnostics, where he led a large-scale oncology and genomics business and helped drive growth across precision medicine, rare disease and advanced diagnostic testing. Previously, he served as Chief Executive Officer of OmniSeq, a precision medicine company acquired by Labcorp, and held senior leadership roles at Thermo Fisher Scientific and Life Technologies, where he led global genomics, sequencing and life sciences businesses.
“GeneDx is uniquely positioned to help change how genetic disease is diagnosed and establish a new standard of care,” said Gardner. “I’m excited to join the team and help strengthen the commercial and operational capabilities needed to scale efficiently, execute with discipline and extend GeneDx’s leadership over the long term.”
Gardner began his leadership career in the United States Navy, where he served as a P-3 Orion pilot and rose to the rank of Lieutenant Commander. He holds an MBA from The Wharton School at the University of Pennsylvania, a master’s degree in National Security Studies from Georgetown University, and a bachelor’s degree in history from the United States Naval Academy.
About GeneDx
GeneDx’s (Nasdaq: WGS) mission is to empower everyone to live their healthiest life through genomics. GeneDx combines unmatched clinical expertise, advanced technology, and the power of GeneDx Infinity™ – the world’s largest rare disease genomic dataset. This unparalleled foundation powers GeneDx’s ExomeDx™ and GenomeDx™ tests – ranked #1 by expert geneticists and granted FDA Breakthrough Device designation – enabling clinicians to deliver precise, fast, and actionable diagnoses. GeneDx Infinity also fuels discovery for biopharma, with the most powerful AI-driven genomic intelligence. A genomics pioneer over the last 25 years, diagnosing more than 4,800 genetic diseases and publishing more than 1,100 research publications, GeneDx is building the network that will drive the future of genomic precision medicine. For more information, visit genedx.com and connect with us on LinkedIn, Facebook, and Instagram.
Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) recalibrating for building long-term, durable performance. The foregoing list of factors is not exhaustive. A further list and description of risks, uncertainties and other matters can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com